UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2016 (January 28, 2016)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
EX - 10.1

Item 8.01 Other Events

On January 28, 2016, the Compensation Committee ("Committee") of Gibraltar Industries, Inc. adopted the Second Amendment to the Company's Management Stock Purchase Plan ("Plan") effective as of May 7, 2015 (the "Second Amendment"). The Plan is an instrument which evidences the grant of certain awards under the Company's Second Amendment of the Gibraltar Industries, Inc. 2015 Equity Incentive Plan.

The Second Amendment was adopted to correct an administrative oversight that inadvertently excluded certain features applicable to Canadian residents and provides that not withstanding the Plan's other provisions, Canadian residents who are Plan Participants (1) shall not be entitled to receive payment of any amounts credited to such Participant's Account unless and until such Participant has incurred a termination of his employment and (2) shall not be permitted to receive or to elect to receive payment of the amounts credited to such Participant's Account in any form or time of payment other than the lump sum form and time of payment provided for by the Plan. This Second Amendment is intended to conform the Plan's provisions applicable to Canadian residents to the Canadian tax requirements for deferral of taxation.

The forgoing summary is qualified in its entirety by reference to the complete terms and conditions of the Second Amendment which is furnished herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits
(a)-(c)    Not Applicable
    (d)    Exhibits:

Exhibit No.	Description

10.1	Gibraltar Industries, Inc. Management Stock Purchase Plan Second Amendment

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: January 28, 2016
	By:	/s/ Timothy F. Murphy
Timothy F. Murphy
Vice President, Treasurer and Secretary